Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-93601 on Form N-1A of our report dated September 10, 2025, relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund, our report dated September 10, 2025 relating to the consolidated financial statements and consolidated financial highlights Fidelity Blue Chip Growth K6 Fund, our reports dated September 11, 2025, relating to the financial statements and financial highlights of Fidelity OTC K6 Portfolio and Fidelity Series Small Cap Opportunities Fund, our report dated September 11, 2025 relating to the consolidated financial statements and consolidated financial highlights of Fidelity Blue Chip Growth Fund, our report dated September 12, 2025, relating to the financial statements and financial highlights of Fidelity Series Real Estate Income Fund, and our reports dated September 12, 2025 relating to the consolidated financial statements and consolidated financial highlights of Fidelity OTC Portfolio and Fidelity Series Blue Chip Growth Fund appearing on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2025, and to the references to us under the headings “Financial Highlights” or “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2025